THE TIMOTHY PLAN INVESTMENT ADVISORY AGREEMENT

JANUARY 19, 1994

CONSOLIDATED AND RESTATED

AS OF FEBRUARY 26, 2021

Amended as of November 21, 2022

THIS AGREEMENT, originally made by and between THE TIMOTHY PLAN, a Delaware business trust, (hereinafter called the "Trust") and TIMOTHY PARTNERS, LTD., a Florida limited partnership, (hereinafter called "Investment Adviser") as of January 19, 1994, and as amended from time to time from that date and consolidated and restated as of February 26, 2021, is hereby amended as follows:

WITNESSETH:

WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and engages in the business of investing and reinvesting its assets in securities, and the Investment Adviser is a registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and engages in the business of providing investment management services; and

WHEREAS, the Trust has selected the Investment Adviser to serve as the investment advisor for the Trust; and

WHEREAS, the Trust has initiated the filing of a new ETF named the Timothy Plan Market Neutral ETF, and the parties hereto desire that the Advisor shall provide those services set forth in the Investment Advisory Agreement dated January 19, 1994 as restated on February 26, 2021.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and as set forth in the Investment Advisory Agreement dated January 19, 1994 as restated on February 26, 2021, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.         The Trust hereby employs the Investment Adviser to manage the investment and reinvestment of the new series of the Trust referred to as the Timothy Plan Market Neutral ETF and the Investment Adviser hereby accepts such employment and agrees render the services and assume the obligations as set forth in the Timothy Plan Investment Advisory Agreement as Restated and shall provide such services for the compensation herein provided on Schedule A attached hereto.

2.         This Amendment shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Trust. This Agreement shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers the 21st day of November, 2022.

Attest:	THE TIMOTHY PLAN

By:
Arthur D. Ally

Attest:	TIMOTHY PARTNERS, LTD.
By: COVENANT FUNDS, INC.
Managing General Partner

By:
Arthur D. Ally, President

SCHEDULE A

TO INVESTMENT ADVISORY AGREEMENT

DATED JANUARY 19, 1994

CONSOLIDATED AS OF FEBRUARY 26, 2021

LAST AMENDED AS OF

November 21, 2022

Name of Trust Series	Investment Advisory Fee
Timothy Plan Aggressive Growth Fund	0.85%
Timothy Plan Large/Mid Cap Growth Fund	0.85%
Timothy Plan Small Cap Value Fund	0.85%
Timothy Plan Large/Mid Cap Value Fund	0.85%
Timothy Plan Growth and Income Fund	0.85%
Timothy Plan International Fund	1.00%
Timothy Plan Israel Common Value Fund	1.00%
Timothy Plan Defensive Strategies Fund	0.60%
Timothy Plan Fixed Income Fund	0.60%
Timothy Plan High Yield Bond Fund	0.60%
Timothy Plan Strategic Growth Fund	0.65%
Timothy Plan Conservative Growth Fund	0.65%
Timothy Plan Strategic Growth Portfolio Variable Series	0.10%
Timothy Plan Conservative Growth Portfolio Variable Series	0.10%
Timothy Plan US Large/Mid Cap Core ETF	0.52%
Timothy Plan Small Cap Core ETF	0.52%
Timothy Plan High Dividend Stock ETF	0.52%
Timothy Plan International ETF	0.62%
Timothy Plan Large/Mid Cap Core Enhanced ETF	0.52%
Timothy Plan High Dividend Stock Enhanced ETF	0.52%
Timothy Plan Market Neutral ETF	0.65%